Exhibit 99.906 CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

I, Richard H. Driehaus, Chairman of the Board & President of Driehaus Mutual Funds (the “Registrant”), certify that:

1.	The Form N-CSR of the Registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: September 3, 2003	/s/ Richard H. Driehaus
Richard H. Driehaus, Chairman of the Board
& President
(principal executive officer)

I, Michelle L. Cahoon, Treasurer of Driehaus Mutual Funds (the “Registrant”), certify that:

1.	The Form N-CSR of the Registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: September 3, 2003	/s/ Michelle L. Cahoon
Michelle L. Cahoon, Treasurer
(principal financial officer)